Exhibit 4.2

SMF ENERGY CORPORATION
2001 DIRECTOR STOCK OPTION PLAN

1.  Purpose. The purpose of this Plan is to advance the interests of SMF Energy Corporation., a Delaware (the “Company”), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent directors whose efforts and judgment are important to the success of the Company and its Subsidiaries, through the encouragement of stock ownership in the Company by such persons.

2.  Definitions. As used herein, the following terms shall have the meanings indicated:

(a)  “Board” shall mean the Board of Directors of the Company.

(b)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(c)  “Common Stock” shall mean the Company’s Common Stock, par value $0.01 per share.

(d)  “Company” shall mean SMF Energy Corporation, a Delaware corporation.

(e)  “Director” shall mean a member of the Board.

(f)  “Effective Date” shall mean May 10, 2001.

(g)  “Eligible Director” shall mean any person who is a member of the Board and who is not an employee, full time or part time, of the Company or any Subsidiary.

(h)  “Fair Market Value” of a Share on any date of reference shall mean the “Closing Price” (as defined below) of the Common Stock on the business day immediately preceding the date of reference unless the Board in its discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

(i)  “Initial Election Date” shall mean, with respect to an individual who becomes an Eligible Director on or after the Effective Date of the Plan, the date on which such individual is elected as a member of the Board.

(j)  “Option” (when capitalized) shall mean any option granted under this Plan.

(k)  “Option Agreement” means the agreement between the Company and the Optionee for the grant of an option.

(l)  “Optionee” shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

(m)  “Plan” shall mean this 2001 Director Stock Option Plan for the Company.

(n)  “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o)  “Share” shall mean a share of Common Stock.

(p)  “Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.  Shares Available for Option Grants. The Committee or the Board may grant to Optionees from time to time Options to purchase an aggregate of up to Two Hundred and Fifty Thousand (250,000) Shares from the Company’s authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

4.  Grants of Options.

(a)  Each individual who is an Eligible Director on the Effective Date shall be granted on the Effective Date an Option to purchase 20,000 Shares. Each individual who becomes an Eligible Director after the Effective Date shall receive a grant of an Option to purchase 20,000 Shares on his or her Initial Election Date.

(b)  On the last day of each fiscal quarter of the Company while this Plan is in effect, each then Eligible Director shall receive a grant of an Option to purchase 625 Shares.

(c)  The Board, in its sole discretion, may from time to time grant additional Options to Eligible Directors to purchase Shares pursuant to the terms of the Plan.

(d)  Upon the grant of each Option under this Plan, the Company and the Eligible Director shall enter into an Option Agreement, which shall specify the grant date, the number of Shares subject to the Option, and the exercise price and shall include or incorporate by reference the substance of this Plan and such other terms and provisions consistent with this Plan as the Board may determine.

5.  Exercise Price. The exercise price per Share of any Option granted pursuant to Sections 4(a) and (b) hereof shall be the Fair Market Value of a Share on the date such Option is granted. The exercise price per Share of any other Option granted under the Plan shall be any price determined by the Board, but shall not be less than the par value per Share.

6.  Exercise of Options. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option and (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made. The consideration to be paid for the Shares to be issued upon exercise of an Option as well as the method of payment of the exercise price shall be determined by the Board and may in the discretion of the Board consist of: (1) cash, (2) certified or official bank check, (3) money order, (4) Shares that have been held by the Optionee for at least six (6) months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (5) the withholding of Shares issuable upon exercise of the Option, (6) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes, or (7) in such other consideration as the Board deems appropriate, or by a combination of the above. The Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid, in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Board in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, cause the Company to lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee’s promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company’s principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for those Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as expressly provided in Section 9 hereof.

7.  Exercisability of Options. Each Option granted under Section 4(a) and (b) hereof shall be immediately exercisable. Each Option granted under Section 4c hereof shall become exercisable in such amounts, at such intervals and upon such terms as the Board shall provide in an Option Agreement. The expiration date of an Option granted under Section 4(a) and (b) hereof shall be 10 years from the date of grant of the Option. The expiration date of an Option granted pursuant to Section 4c hereof shall be determined by the Board at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

8.  Termination of Option Period.

(a)  Unless otherwise provided in any Option Agreement, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)  immediately upon the removal of the Optionee as a director for Cause which, for purposes of this Plan, shall mean the removal of the Optionee as a director by reason of any act by the Optionee of (x) fraud or intentional misrepresentation, (y) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Subsidiary or (z) willful misconduct or gross negligence;

(ii)  immediately in the event that the Optionee shall file any lawsuit or arbitration claim against the Company or any Subsidiary, or any of their respective officers, directors or shareholders, other than a claim for indemnification, whether by contract or under applicable law; or

(iii)  ten (10) years from the date of grant of the Option.

(b)  The Board in its sole discretion may by written notice (“Cancellation Notice”) cancel any Option that remains unexercised on the date of any of the following corporate transactions:

(i)  if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

(ii)  if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

The Cancellation Notice shall be given to the Optionees a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such corporate transaction.

9.  Adjustment of Shares.

(a)  If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

(i)  appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned; and

(ii)  appropriate adjustments shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price, and appropriate adjustment shall be made in the number of Shares with respect to which Options are required to be granted pursuant to Section 4(a) and (b) hereof.

(b)  Unless otherwise provided in any Option, the Board may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Board’s sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under the Plan.

(c)  In the event of a proposed sale of all or substantially all of the Company’s assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, where the securities of the successor corporation, or its parent company, are issued to the Company’s shareholders, then the successor corporation or a parent of the successor corporation may, with the consent of the Committee or the Board, assume each outstanding Option or substitute an equivalent option or right. If the successor corporation, or its parent, does not cause such an assumption or substitution to occur, or the Committee or the Board does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 8(b) hereof upon the consummation of sale, merger, consolidation or other corporate transaction.

(d)  Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

(e)  Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

10.  Transferability of Options. Unless the prior written consent of the Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act, no Option shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee’s lifetime only by the Optionee, or in the case of an Option that has been assigned or transferred with the prior written consent of the Board, only by the permitted assignee.

11.  Issuance of Shares.

(a)  Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

(b)  As a condition to any sale or issuance of Shares upon exercise of any Option, the Board may require such agreements or undertakings as the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

(i)  a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(ii)  a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Board to be applicable to the issuance and transfer of such Shares.

12.  Administration of the Plan. The Plan shall be administered by the Board which shall have the authority to adopt such rules and regulations, and to make such determinations as are not inconsistent with the Plan and as are necessary or desirable for the implementation and administration of the Plan. Any and all decisions or determinations of the Board shall be made either (i) by a majority vote of the members of the Board at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Board.

13.  Interpretation.

(a)  As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act (“Rule 16b-3”), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

(b)  This Plan shall be governed by the laws of the State of Delaware.

(c)  Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

(d)  Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

14.  Amendment and Discontinuation of the Plan. The Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company’s shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 8 and 9 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

15.  Termination Date. The Plan shall terminate on the 10th anniversary of the Effective Date.